Exhibit 99.1

United States Antimony Corporation

Reports Third Quarter and Nine Months Ended

September 30, 2025 Financial and Operating Results

Revenues Up 182% YOY

Gross Profit Up 219% YOY

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / November 12, 2025 – United States Antimony Corporation (“USAC,” “US Antimony Corporation,” or the “Company”), (NYSE American: UAMY) (NYSE Texas: UAMY) reported today its third quarter and nine months ended September 30, 2025 financial and operational results.

Revenues for the first nine months of 2025 increased to $26.23 million, or a 182% increase of $16.92 million, compared to $9.31 million for the first nine months of 2024 . During the same period, cost of revenues increased 170% or $11.96 million. This in-turn allowed the Company’s gross profit to more than triple with an increase of 219%, or $4.96 million to $7.22 million as compared to $2.26 million during the same nine-month period in 2024. Gross margin increased to 28% during the first nine months of 2025 from a 24% margin experienced during the same nine months of last year. This 4% increase in gross margin is before processing any of USAC’s in-house antimony recently mined in Montana. Operating expenses were $11.76 million for the first nine months of 2025, which is an increase of $8.19 million compared to the same period in the prior year.

The Company incurred a net loss of $4.05 million for the nine months ended September 30, 2025, as compared to a net loss of $847k for the corresponding nine-month period in the prior year. Included in the net loss for 2025 was $5.18 million of non-cash expenses, which consisted primarily of $4.69 million of non-cash share-based compensation expense related to management and directors’ stock grants that were expensed during this period after shareholder approval at the Company’s annual meeting held on July 31, 2025, and $839k of non-cash depreciation and amortization expense.

Our antimony sales were $23.57 million for the first nine months of 2025, which is up $16.5 million, or 235%, over last year. This improvement was primarily due to an increase in the average sales price per pound over the two nine-month reporting periods, not increased volumes.

Our zeolite sales were $2.65 million for the first nine months of 2025, which is up $375k, or 16%, over the same period last year.

The Company’s cash position, including its investment in securities (federal bonds), totaled $38.5 million at September 30, 2025, compared to cash only of $18.2 million at year-end 2024. During the first nine months of 2025, USAC dispersed $16.07 million of its cash on capital expenditure additions compared to only $223k during the same period in the prior year. The current year capital expenditure additions included $5.77 million for mineral rights purchases and $9.16 million for engineering, machinery, and construction services to expand the capacity of its existing smelting operations located in Thompson Falls, Montana. Also, during the first nine months of 2025, the Company received i) $20.95 million of net proceeds from the sale of its common stock in “at the market offerings” ii) $17.49 million of net proceeds from the sale of its common stock to one institutional investor and iii) $4.43 million of proceeds from the exercise of pre-existing common stock warrants. Then, subsequent to quarter end, in October 2025, the Company received additional net proceeds of approximately $16 million pursuant to “at the market offerings” and two direct offerings to select institutional investors in the amount of $26 million and $24 million, respectively, for total cash receipts of $66 million.

USAC’s current antimony inventory year-to-date has all been acquired from international third-party suppliers and currently sits at record levels. As of September 30, 2025, inventory totaled 230 tons of antimony (both processed and unprocessed). The value of this inventory at today’s Rotterdam market price is approximately $9.2 million at September 30, 2025, compared to $2.4 million last year at this time and $3.1 million at the year-end of 2024, both calculated at today’s Rotterdam market price.

Today the Company is narrowing its revenue financial guidance for fiscal year 2025 and reiterating its 2026 revenue financial guidance:

2025 Revenues - $40 - $43 Million

2026 Revenues - $125 Million

Commenting on the Third Quarter and Nine Months Ended September 30, 2025 financial and operational results, Mr. Gary C. Evans, Chairman and CEO of US Antimony Corporation stated, “The third quarter marked a continued improvement in our overall financial performance. We successfully secured two major sales contracts over the last 60 days — a five-year, sole-source IDIQ contract with the U.S. Defense Logistics Agency valued at up to $245 million in September 2025 and a five-year commercial supply agreement with a large U.S. industrial fabric manufacturer valued at approximately $107 million announced yesterday. Both of these contracts provide significant long-term revenue growth and stability for our shareholders. Our success at finding new antimony ore at our recently re-opened mine in Montana, located adjacent to our operating smelter, has been quite significant. Since October 10th, we have moved 35 trucks and over 560 tons of antimony ore down the mountain. This new supply will provide significant margin expansion to our operations as compared to the material currently being acquired from international third parties. This should begin to be realized in our financial performance during the first quarter of 2026, as our expansion efforts are completed in January 2026. We continue our efforts to expand our operating base into other critical minerals. We look forward to announcing those increased accomplishments in the near future. As the only fully integrated antimony company in the free world (outside of China and Russia), our mission is to continue becoming the lowest cost producer of antimony products which insures our future viability. We continue down this path and anxiously anticipate future financial results to reflect that accomplishment.”

Conference Call Details

US Antimony management will host a conference call on Wednesday, November 12, 2025, at 4:15 p.m. Eastern time to discuss its full financial results for the Third Quarter and Nine Months Ended September 30, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Wednesday, November 12, 2025

Time: 4:15 p.m. Eastern time

Toll-free dial-in Number: 888-506-0062

International dial-in number: 973-528-0011

Participant Access Code: 876721

Webcast URL: https://www.webcaster5.com/Webcast/Page/2604/53183

The conference call will also be available for replay in the Investors section of the Company’s website, along with the transcript, at https://www.usantimony.com/investors.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S., Mexico, and Canada. The Company mines, purchases, and processes ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. Beginning in 2024, the Company began acquiring mining claims, real properties (patented claims) and leases located in Alaska, Montana and Ontario, Canada in an effort to reduce the cost of third-party antimony ore purchases.

Learn more about United States Antimony Corporation at www.usantimony.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:

Jonathan Miller, VP, Investor Relations	Anthony D. Andora
4438 W. Lovers Lane, Unit 100	Edge Consulting, Inc.
Dallas, Texas 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	E-Mail: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues	$8,701,951	$2,572,178	$26,227,079	$9,307,222
Cost of revenues	6,688,509	2,148,349	19,004,362	7,043,685
Gross profit	2,013,442	423,829	7,222,717	2,263,537
Operating expenses:
General and administrative	882,909	610,888	2,276,455	1,614,048
Salaries and benefits	4,940,319	429,438	7,305,380	956,402
Professional fees	522,531	184,402	1,441,436	637,418
(Gain) loss on sale or disposal of property, plant and equipment	(8,216)	(16,252)	(8,716)	1,242
Gain on lease termination	(469,822)	—	(469,822)	—
Other operating expenses	1,062,903	106,374	1,217,167	359,894
Total operating expenses	6,930,624	1,314,850	11,761,900	3,569,004
Loss from operations	(4,917,182)	(891,021)	(4,539,183)	(1,305,467)
Other income (expense), net:
Interest and investment income	150,563	157,757	472,719	460,529
Trademark and licensing income	7,867	6,553	25,337	21,281
Other miscellaneous expense	(21,948)	(798)	(11,494)	(23,828)
Total other income, net	136,482	163,512	486,562	457,982
Loss before income taxes	(4,780,700)	(727,509)	(4,052,621)	(847,485)
Income tax expense	—	—	—	—
Net loss	(4,780,700)	(727,509)	(4,052,621)	(847,485)
Preferred dividends	(1,875)	(1,875)	(5,625)	(5,625)
Net loss available to common shareholders	$(4,782,575)	$(729,384)	$(4,058,246)	$(853,110)

Net loss per share:
Basic	$(0.04)	$(0.01)	$(0.03)	$(0.01)
Diluted	$(0.04)	$(0.01)	$(0.03)	$(0.01)
Weighted average shares outstanding:
Basic	123,412,910	108,438,984	118,494,796	108,262,091
Diluted	123,412,910	108,438,984	118,494,796	108,262,091

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$18,338,679	$18,172,120
Investment securities held to maturity	1,270,666	—
Accounts receivable, net	1,898,184	1,099,771
Inventories	8,413,161	1,245,724
Prepaid expenses and other current assets	1,877,249	160,954
Total current assets	31,797,939	20,678,569
Property, plant and equipment, net	28,121,338	12,891,447
Operating lease right-of-use assets	36,288	565,289
Investment securities held to maturity - noncurrent	18,886,727	—
Restricted cash for reclamation bonds	131,402	98,778
IVA receivable and other assets, net	908,647	408,519
Total assets	$79,882,341	$34,642,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,218,043	$1,545,708
Accrued liabilities	1,581,627	1,427,146
Accrued liabilities - directors	89,530	141,287
Royalties payable	207,445	133,434
Current portion of operating lease liabilities	28,990	626,562
Current portion of long-term debt	135,754	132,252
Total current liabilities	6,261,389	4,006,389
Operating lease liabilities, net of current portion	7,298	129,007
Long-term debt, net of current portion	93,167	195,425
Asset retirement obligations	1,769,557	1,711,108
Total liabilities	8,131,411	6,041,929
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock $0.01 par value, 50,000,000 shares authorized:
Series A - no shares issued and outstanding	—	—
Series B - 750,000 shares issued and outstanding (liquidation preference $980,625 and $975,000, respectively)	7,500	7,500
Series C - 177,904 shares issued and outstanding (liquidation preference $97,847 both periods)	1,779	1,779
Series D - no shares issued and outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized; 130,338,196 and 112,951,317 shares issued and outstanding, respectively	1,303,382	1,129,512
Treasury stock (140,860 and no shares of common stock at cost, respectively)	(510,675)	—
Additional paid-in capital	116,150,588	68,610,905
Accumulated deficit	(45,201,644)	(41,149,023)
Total stockholders’ equity	71,750,930	28,600,673
Total liabilities and stockholders’ equity	$79,882,341	$34,642,602

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,052,621)	$(847,485)
Adjustments to reconcile loss to net cash (used in) provided by operating activities:
Depreciation and amortization	839,353	340,217
Accretion of asset retirement obligation	58,449	54,813
Noncash operating lease expense	289,542	18,611
Share-based compensation	4,688,772	453,566
Accretion income from investment securities held to maturity	(222,440)	—
(Gain) loss on sale or disposal of property, plant and equipment, net	(8,716)	1,242
Gain on lease termination	(469,822)	—
Write-down of inventory to net realizable value	—	63,574
Change in allowance for credit losses	5,798	(30,746)
Other noncash items	—	(16,107)
Changes in operating assets and liabilities:
Accounts receivable	(804,211)	(175,748)
Inventories	(7,167,437)	324,264
Prepaid expenses and other current assets	(1,726,295)	(87,824)
IVA receivable and other assets, net	(500,128)	60,856
Accounts payable	2,672,335	889,242
Accrued liabilities	154,481	46,129
Accrued liabilities – directors	(51,757)	34,355
Royalties payable	74,011	(48,255)
Stock payable to directors	—	(38,542)
Net cash (used in) provided by operating activities	(6,220,686)	1,042,162
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption of certificates of deposit	—	50,641
Purchases of investment securities held to maturity	(19,934,953)	—
Proceeds from sales of property, plant and equipment	8,716	314,125
Purchases of property, plant and equipment	(16,069,244)	(223,058)
Net cash (used in) provided by investing activities	(35,995,481)	141,708
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(98,756)	(71,139)
Proceeds from exercises of stock options	55,000	—
Treasury stock acquired	(409,246)	—
Proceeds from issuance of common stock, net of issuance costs	38,440,596	—
Proceeds from exercise of warrants	4,427,756	—
Net cash provided by (used in) financing activities	42,415,350	(71,139)
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	199,183	1,112,731
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,270,898	11,954,635
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$18,470,081	$13,067,366

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$14,642	$5,630
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Recognition of operating lease liability and right-of-use asset	$63,416	$787,477
Equipment purchased with note payable	$—	$402,722